UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/30/2010

NMT Medical, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21001

Delaware	95-4090463
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

27 Wormwood Street, Boston, MA 02210-1625
(Address of principal executive offices, including zip code)

617-737-0930
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 30, 2010, NMT Medical, Inc. (the "Company") received a notification from the The NASDAQ Stock Market ("NASDAQ") providing notification that, for the previous 30 consecutive business days, the bid price of the Company's common stock had closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under NASDAQ Listing Rule 5550(a)(2) ("Rule 5550(a)(2)"). The Company, in accordance with NASDAQ Listing Rule 5810(c)(3)(A), has been provided 180 calendar days, or until January 26, 2011, to regain compliance. To regain compliance, the bid price of the Company's common stock must close at $1.00 per share or more for a minimum of ten consecutive business days at any time before January 26, 2011.

        On July 30, 2010, the Company received a second notification from NASDAQ providing notification that, for the previous 30 consecutive business days, the Company also failed to comply with the $35 million minimum market value of listed securities ("MVLS") requirement for continued listing on The Nasdaq Capital Market under NASDAQ Listing Rule 5550(b)(2) ("Rule 5550(b)(2)"). The Company, in accordance with NASDAQ Listing Rule 5810(c)(3)(C), has been provided 180 calendar days, or until January 26, 2011, to regain compliance. To regain compliance, the MLVS of the Company's common stock must be $35 million or more for a minimum of ten consecutive business days at any time before January 26, 2011.

        If the Company does not regain compliance with either Rule 5550(a)(2) or Rule 5550(b)(2) by January 26, 2011, the Company will be notified that its securities are subject to delisting. At that time, the Company may appeal NASDAQ's determination to delist its securities to a Hearings Panel. If the Company does not regain compliance with Rule 5550(a)(2), the Company may be eligible for an additional grace period if it satisfies the requirements for initial inclusion on the NASDAQ Capital Market set forth in NASDAQ Listing Rule 5505, with the exception of bid price. If the Company meets the initial listing criteria, the Company will be afforded a second 180 calendar day grace period in order to regain compliance while on The Nasdaq Capital Market.

        The Company has not yet determined what action, if any, it will take in response to this notice, although the Company intends to monitor the closing bid price of its common stock between now and January 26, 2011, and to consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the NASDAQ minimum closing bid price requirement or the minimum MVLS requirement. The Company disclaims any intention or obligation to update this report for purposes of disclosing any action or response that the Company decides to take after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT Medical, Inc.

Date: August 04, 2010	By:	/s/ Richard E. Davis
Richard E. Davis
Chief Operating Officer and Chief Financial Officer